UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2026

NL Industries, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	1-640	13-5267260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas	75240-2620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

NL Industries, Inc., a New Jersey corporation (“NL” or the “registrant”) held its 2026 annual meeting of shareholders on May 14, 2026. At the 2026 annual meeting, the registrant’s shareholders voted on the five proposals described in detail in the registrant’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 25, 2026. Shareholders present at the 2026 annual meeting, either in person or by proxy, represented 95.2% of the 48,862,734 shares eligible to vote at the meeting.

Proposal 1: Election of Directors

The registrant’s shareholders elected Ms. Loretta J. Feehan, Mr. John E. Harper, Mr. Kevin B. Kramer, Ms. Meredith W. Mendes, Mr. Cecil H. Moore, Jr., Ms. Courtney J. Riley, Mr. Michael S. Simmons and Dr. R. Gerald Turner as directors. Each director nominee received votes “For” his or her election from at least 89.1% of the shares eligible to vote at the annual meeting.

Proposal 2: Say-on-Pay, Nonbinding Advisory Vote Approving Executive Compensation

The registrant’s shareholders adopted a resolution, on a nonbinding advisory basis, approving the compensation of the registrant’s named executive officers as described in the registrant’s 2026 proxy statement. The resolution received the approval from 89.1% of the shares eligible to vote at the annual meeting.

PROPOSAL 3: REINCORPORATION PROPOSAL

The registrant’s shareholders approved the Agreement and Plan of Merger (the “Plan of Merger”) between NL and its wholly owned Delaware subsidiary, NLI Holdings, Inc. (“NL-Delaware”), pursuant to which NL will merge with and into NL-Delaware for the purpose of changing NL’s state of domicile from New Jersey to Delaware, including the approval of the Certificate of Incorporation of NL-Delaware and the change of NL’s name to NLI Holdings, Inc. (the “Reincorporation Proposal”). The Reincorporation Proposal received the approval from 95.1% of the shares eligible to vote at the annual meeting. Votes were cast on the proposal as follows:

For	Against	Abstained	Broker Non-Votes
46,457,955	36,434	9,639	0

Under the Plan of Merger, the approval of the holders of two-thirds of the voting stock of NL not beneficially owned by NL’s controlling stockholder, Valhi, Inc. (“Valhi”), is also a condition to consummation of the merger and reincorporation contemplated by the Reincorporation Proposal. The Reincorporation Proposal received approval from 71.6% of the shares eligible to vote at the annual meeting that are not beneficially owned by Valhi.

PROPOSAL 4: OPT OUT PROPOSAL

The registrant’s shareholders approved, in connection with the Reincorporation Proposal, the inclusion in the Delaware Certificate of Incorporation of NL-Delaware of a provision opting out of Section 203 of the Delaware General Corporation Law (the “Opt Out Proposal”). The Reincorporation Proposal received the approval from 95.1% of the shares eligible to vote at the annual meeting. Votes were cast on the proposal as follows:

For	Against	Abstained	Broker Non-Votes
46,446,223	43,704	14,101	0

PROPOSAL 5: ADJOURNMENT PROPOSAL

The registrant’s shareholders approved one or more adjournments of the annual meeting to a later date or dates, if necessary, to permit further solicitations of proxies in the event there are not sufficient votes in favor of the

Reincorporation Proposal (the “Adjournment Proposal”). The Adjournment Proposal received the approval from 94.8% of the shares eligible to vote at the annual meeting. Votes were cast on the proposal as follows:

For	Against	Abstained	Broker Non-Votes
46,327,847	166,856	9,225	0

Item 7.01	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in its press release issued on May 14, 2026, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference. The information the registrant furnishes in this report under this Item 7.01, and the exhibit in Item 9.01, is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Description

	99.1	Press release dated May 14, 2026 issued by the registrant.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL INDUSTRIES, INC.
(Registrant)

Date: May 14, 2026	By: /s/Amy A. Samford
Amy A. Samford
Executive Vice President and Chief Financial Officer